Exhibit 99.1

Workday Names Zane Rowe Chief Financial Officer

PLEASANTON, Calif., May. 25, 2023 -- Workday, Inc. (NASDAQ:WDAY), a leader in enterprise cloud applications for finance and human resources, today announced the appointment of Zane Rowe to chief financial officer (CFO), effective June 12, 2023. Rowe will oversee the company’s overall finance and accounting functions, internal audit, and investor relations, and advise on Workday’s business strategy and product development. Workday’s current CFO, Barbara Larson, will be stepping back to spend more time with her family, after a transition period.

Rowe brings more than twenty years of experience scaling and leading fast-growing organizations, including most recently as CFO of VMware, where he oversaw the company’s finance and accounting functions for seven years. Rowe also served as interim CEO of VMware from February 2021 to May 2021. Prior to his time at VMware, Rowe served as CFO at EMC, CFO at United Airlines, and led North America sales for Apple.

“Zane’s experience with scaling high-growth organizations, coupled with his deep financial expertise, make him the perfect leader to support Workday’s continued momentum as more and more organizations turn to us to help them navigate the changing world of work,” said Carl Eschenbach, co-CEO, Workday. “As we look forward, we also extend our deepest gratitude to Barbara for her many contributions, which are felt across the company. We thank her and wish her well in her next chapter.”

“I am thrilled to be joining Workday at this exciting time in its growth journey,” said Rowe. “I have known Aneel, Carl, and many members of the Workday team for a long time, and look forward to working with them to continue to drive the company forward.”

Rowe holds a bachelor of science degree from Embry-Riddle Aeronautical University and an MBA from San Diego State University.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2023 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s CFO transition, growth, and momentum. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended April 30, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

For further information:

Investor Relations: ir@workday.com
Media Inquiries: media@workday.com